AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 17,
1996                       Registration Statement No. 333-_______

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                       __________________
                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                       __________________

                    PAYLESS SHOESOURCE, INC.
     (Exact Name of Registrant as Specified in its Charter)

          Missouri                                48-0674097
   (State of Incorporation)                   (I.R.S. Employer)
                                             Identification No.)
3231 E. 6th Street, Topeka, Kansas                66607-2207
(Address of Principal Executive Offices)          (Zip Code)

                    PAYLESS SHOESOURCE, INC.
                       PROFIT SHARING PLAN
                      (Full Title of Plan)

                        Ullrich E. Porzig
                     Chief Financial Officer
                    PAYLESS SHOESOURCE, INC.
                       3231 E. 6th Street
                   Topeka, Kansas  66607-2207
                         (913) 233-5171
    (Name, Address and Telephone Number of Agent for Service)

                    CALCULATION OF REGISTRATION FEE
             Amount          Proposed     Proposed   Amount of
Title of     Being           Maximum      Maximum    Registration
Securities   Registered(1)   Offering     Aggregate  Fee(3)
Being                        Price Per    Offering
Registered(1)                Share(2)     Price(2)
Common Stock
($.01 par    650,000         $18.85    $12,252,500.00  $4,225.00
value)        shares
(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) For purposes of computing the registration fee only pursuant to Rule 457(h)(i) under the Securities Act of 1993, the Proposed Maximum Offering Price Per Share is based on the pro forma book value of the shares as calculated on April 15, 1996.
(3)  The registration fee has been established pursuant to
     Section 6(b) of the Securities Act of 1933.

Part I

The Section 10(a) prospectus relating to the Payless ShoeSource,
Inc. Profit Sharing Plan (the "Plan") is omitted from this
Registration Statement pursuant to the Note to the Instructions to Part I of Form S-8.

Part II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.
The following documents filed with the Securities and Exchange
Commission (the "Commission") are hereby incorporated by reference:

(a) The Registrant's Registration Statement on Form 10 dated February 23, 1996, as amended through April 15, 1996, (the "Registration Statement"), filed pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")

(b) The description of the Registrant's Common Stock contained in the Registration Statement; and Registrant's Form of Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registration Statement) including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified and amended, to constitute part of this Registration Statement.

Item 4. Description of Securities.
Not applicable.

Item 5. Interests of Named Experts and Counsel.
Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Registrant's Amended and Restated Articles of Incorporation provides that any director or officer of the Registrant who is made a party to any action, suit or proceeding in connection with services to the Registrant or its subsidiaries will be indemnified against expenses, judgments, fines and amounts paid in settlement to the maximum extent permitted by Missouri Law.

     Section 351.355(1) of the General and Business Corporation Law of Missouri ("MGBCL") provides that a corporation may indemnify a director, officer, employee or agent of the corporation in any action, suit or proceeding other than an action by or in the right of the corporation, against expenses (including attorney's fees), judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Section 351.355(2) of the MGBCL provides that the corporation may indemnify any such person in any action or suit by or in the right of the corporation against expenses (including attorneys' fees) and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, except that he may not be indemnified in respect of any matter in which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless authorized by the court. Section 351.355(3) of the MGBCL provides that a corporation shall indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the action, suit or proceeding if he has been successful in the defense of such action, suit or proceeding and if such action, suit or proceeding is one for which the corporation may indemnify him under Section 351.355(1) or (2). Section 351.355(7) of the MGBCL provides that a corporation shall have the power to give any further indemnify to any such person, in addition to the indemnify otherwise authorized under Section 351.355, provided such further indemnify is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareowners of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful. Section 351.355(8) of the MGBCL provides that a corporation may purchase and maintain insurance on behalf of any such person.
                              II-2

     The Registrant plans to enter into indemnification agreements with each director and certain executive officers of the Registrant. Generally, each indemnification agreement will provide, among other things, (i) for indemnification to the fullest extent permitted by law against all expenses, judgments, fines, penalties incurred in connection with, and amounts paid in settlement of, any claim against the indemnified party, provided it is determined pursuant to the agreement that the indemnitee is entitled to be indemnified under the applicable standard of conduct under the MGBCL; (ii) for advancement of expenses to the indemnitee in connection with the indemnitee's defense of any threatened or pending claim, provided that if it is determined pursuant to the agreement that the indemnitee would not be permitted to be indemnified under applicable law, the Registrant shall be entitled to be reimbursed by the indemnitee for all such amounts previously paid; (iii) for the creation of a trust for the benefit of the indemnitee in the event of a potential change in control of the Registrant which shall be funded from time to time at the request of the indemnitee in an amount sufficient to satisfy the Registrant's indemnification obligations under the agreement; and (iv) that no legal action be brought and no cause of action be asserted by or on behalf of the Registrant against the indemnitee after the expiration of the earlier of the applicable statute of limitations or two years after the date of accrual of such cause of action. Similar indemnification agreements may be entered into from time to time with additional officers of the Registrant. In addition, the Registrant will purchase a directors and officers liability insurance policy.

Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.
The following Exhibits are filed as part of this Registration
Statement:

4.1          Form of Amended and Restated Articles of
             Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 of the Registration
             Statement).

4.2          Form of Amended and Restated By-Laws of Registrant
             (incorporated herein by reference to Exhibit 3.2 of the Registration Statement).

4.3 Form of Rights Agreement, dated as of April 2, 1996, to be entered into between Registrant and The Bank of New York, as Rights Agent, which includes as Exhibit A thereto, the Form of Rights Certificate (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

5 Opinion of Counsel as to the legality of the securities being registered hereby

23.1         Consent of Arthur Andersen LLP

23.2 Consent of Counsel (included in the opinion filed as Exhibit 5 to this Registration Statement)

24           Powers of Attorney

99           Payless ShoeSource, Inc. Profit Sharing Plan
             (incorporated by reference to Exhibit 10.11 of the Registration Statement).

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement and to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Pursuant to Item 8(b) of Form S-8, in lieu of (i) an opinion of counsel concerning the Plan's compliance with the requirements of ERISA or (ii) an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the undersigned Registrant hereby undertakes to submit the Plan and any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS to qualify the Plan.

                           SIGNATURES


The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 17th day of April, 1996.

                          PAYLESS SHOESOURCE, INC.

                          By: /s/Richard A. Brickson
                              Name: Richard A. Brickson
                              Title: Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature             Title                        Date

Steven J. Douglass *  Director, Chairman of the   April 17, 1996
Steven J. Douglass    Board and Chief Executive
                      Officer (Principal
                      Executive Officer)

Richard A. Jolosky *  Director and President      April 17, 1996
Richard A. Jolosky

Ullrich E. Porzig *   Chief Financial Officer     April 17, 1996
Ullrich E. Porzig     (Principal Financial and
                      Accounting Officer)

Thomas A. Hays*       Director and Vice           April 17, 1996
Thomas A. Hays        President

Jerome T. Loeb*       Director and Vice           April 17, 1996
Jerome T. Loeb        President

Richard A. Brickson*  Director and Vice           April 17, 1996
Richard A. Brickson   President and Secretary

Jan R. Kniffen*       Director and Vice           April 17, 1996
Jan R. Kniffen        President

Richard A. Cohen*     Director and Vice           April 17, 1996
Richard A. Cohen      President

*    By: /s/Richard A. Brickson
           Attorney-in-Fact
                              II-6

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrative Subcommittee of the Payless ShoeSource, Inc. Profit Sharing Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 17th day of April, 1996.

Payless ShoeSource, Inc. Profit Sharing Plan


     By: /s/Richard A. Brickson
           Richard A. Brickson, Member
           Administrative Subcommittee


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                Title                    Date

/s/Donald N. Baxter      Member, Administrative   April 17, 1996
Donald N. Baxter         Subcommittee

/s/Richard A. Brickson   Member, Administrative   April 17, 1996
Richard A. Brickson      Subcommittee

/s/Jan R. Kniffen        Member, Administrative   April 17, 1996
Jan R. Kniffen           Subcommittee

EXHIBIT INDEX

4.1        Form of Amended and Restated Articles of
           Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 of the Registration
           Statement).

4.2        Form of Amended and Restated By-Laws of Registrant
           (incorporated herein by reference to Exhibit 3.2 of the Registration Statement).

4.3 Form of Rights Agreement, dated as of April 2, 1996, to be entered into between Registrant and The Bank of New York, as Rights Agent, which includes as Exhibit A thereto, the Form of Rights Certificate (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

5 Opinion of Counsel as to the legality of the securities being registered hereby

23.1       Consent of Arthur Andersen LLP

23.2 Consent of Counsel (included in the opinion filed as Exhibit 5 to this Registration Statement)

24         Powers of Attorney

99         Payless ShoeSource, Inc. Profit Sharing Plan
           (incorporated by reference to Exhibit 10.11 of the Registration Statement).

                            EXHIBIT 5


The May Department Stores Company
Office of Legal Counsel


Richard A. Brickson
Secretary and Senior Counsel

April 17, 1996

Payless ShoeSource, Inc.
3231 E. 6th Street
Topeka, Kansas  66607-2207

     Re:   Common Stock, Par Value $.01 of Payless ShoeSource,
           Inc.

Gentlemen:

     I am Secretary and Senior Counsel of The May Department Stores Company, of which Payless ShoeSource, Inc. (the "Company") is a wholly-owned subsidiary. In that capacity, I have acted as counsel for the Company with respect to the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), which the Company intends to file with the Securities and Exchange Commission relating to the registration of 650,000 shares of Common Stock of the Company (the "Shares") and interests in the Payless ShoeSource, Inc. Profit Sharing Plan (the "Plan").

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Plan and such other documents as I have deemed necessary or appropriate for purposes of the opinion set forth below. I have assumed the genuineness of the signatures of all documents examined by me, the authenticity of all documents submitted to me as originals and the conformity to all corresponding originals of all documents submitted to me as copies. As to any facts material to the opinion set forth below which were not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others. In addition, I have made such examination of law and facts as I considered necessary in order to form a basis for the opinion set forth below.

     Based upon the foregoing, I am of the opinion that the Shares to be issued under the Plan will, when so issued pursuant to the provisions of the Plan, be validly issued, fully paid and non-assessable (assuming that, at the time of such issuance, the Company has a sufficient number of authorized and unissued Shares available for such issuance).

     I am a member of the bar of the State of Missouri and express no opinion to any matter relating to any law other than the law of the State of Missouri and the federal laws of the United States of America.

     I consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under the Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                            Sincerely yours,


                            Richard A. Brickson

                          EXHIBIT 23.1

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 19, 1996, incorporated by reference in the Payless ShoeSource, Inc. Registration Statement on Form 10 filed with the Securities and Exchange Commission on February 23, 1996, as amended through April 15, 1996, and to all references to our firm included in this registration statement.



ARTHUR ANDERSEN LLP

1010 Market Street
St. Louis, Missouri 63101-2089
April 17, 1996

                           EXHIBIT 24

                        POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Steven J. Douglass, Ullrich E. Porzig, and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to the Payless ShoeSource, Inc. Profit Sharing Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

     Dated this 12th day of April, 1996.



                            /s/Steven J. Douglass
                            Steven J. Douglass

                        POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Steven J. Douglass, Ullrich E. Porzig, and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to the Payless ShoeSource, Inc. Profit Sharing Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

     Dated this 12th day of April, 1996.



                        /s/Richard A. Jolosky
                        Richard A. Jolosky

                        POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Steven J. Douglass, Ullrich E. Porzig, and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to the Payless ShoeSource, Inc. Profit Sharing Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

     Dated this 12th day of April, 1996.



                            /s/Ullrich E. Porzig
                            Ullrich E. Porzig

                        POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Steven J. Douglass, Ullrich E. Porzig, and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to the Payless ShoeSource, Inc. Profit Sharing Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

     Dated this 11th day of April, 1996.



                            /s/Thomas A. Hays
                            Thomas A. Hays

                        POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Steven J. Douglass, Ullrich E. Porzig, and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to the Payless ShoeSource, Inc. Profit Sharing Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

     Dated this 11th day of April, 1996.



                            /s/Jerome T. Loeb
                            Jerome T. Loeb

                        POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Steven J. Douglass, Ullrich E. Porzig, and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to the Payless ShoeSource, Inc. Profit Sharing Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

     Dated this 11th day of April, 1996.



                            /s/Richard A. Brickson
                            Richard A. Brickson

                        POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Steven J. Douglass, Ullrich E. Porzig, and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to the Payless ShoeSource, Inc. Profit Sharing Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

     Dated this 11th day of April, 1996.



                            /s/Jan R. Kniffen
                            Jan R. Kniffen

                        POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Steven J. Douglass, Ullrich E. Porzig, and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to the Payless ShoeSource, Inc. Profit Sharing Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

     Dated this 11th day of April, 1996.



                            /s/Richard A. Cohen
                            Richard A. Cohen












W:\CO\KMR\PAYLESS\PSS.EDG